UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2018

EXACTUS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55828	27-1085858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 205-5036

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On September 12, 2018, Exactus, Inc. (the “Company”) and Timothy Ryan, the Company’s Executive Vice-President and a director (the “Purchaser”), entered into an Agreement to unwind and terminate the July 5, 2018 Series D Subscription Agreement by and between the Company and the Purchaser and void the issuance of the Series D Preferred Stock to the Purchaser. After unwinding the Series D Subscription Agreement the Purchaser is the beneficial owner of 11 shares of Series D Preferred Stock. The terms of the Series D Subscription Agreement were previously disclosed in the Company’s current report on Form 8-K as filed with the Securities and Exchange Commission on July 6, 2018. The transaction was approved in advance by the board of directors of the Company, pursuant to Rule 16b-3(e).

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously reported the exercise price of the 1,675,000 five-year non-qualified stock options (the “Options”) granted to the Company’s officers on September 4, 2018 as $0.10, which was the fair market value at the time the written consent granting the Options was drafted. Due to a delay in executing the written consent for the Options, the fair market value on the date of the grant of the Options was $0.089. As such, the exercise price for the Options is $0.089 per share. The grant of the Options was previously disclosed in the Company’s current report on Form 8-K as filed with the Securities and Exchange Commission on September 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2018	Exactus, Inc. By: /s/ Phillip J. Young Phillip J. Young President and Chief Executive Officer